UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2019, Marin Software Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on March 19, 2019, the record date for the Annual Meeting, 5,953,601 shares of common stock of the Company were outstanding and entitled to vote. 5,452,084 shares, or 91.57% of the outstanding common stock entitled to vote at the Annual Meeting, were represented in person or by proxy.

At the Annual Meeting, stockholders voted on the proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2019 (the “Proxy Statement”). The results of the voting at the Annual Meeting were as follows:

1.	Elect Brian Kinion and Christopher Lien as the Class III members of the Board of Directors to hold office until the 2022 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Brian Kinion	3,101,525	60,956	2,289,603
Christopher Lien	3,100,060	62,421	2,289,603

2.	Ratify the appointment of Grant Thornton LLP as Marin Software Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes For	Votes Against	Abstentions
5,407,362	28,414	16,308

Each of the directors named under Proposal No. 1 was elected, based on the recommendation of the Company’s Board of Directors in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: May 1, 2019	By:	/s/ Jonathan M. DeGooyer
Jonathan M. DeGooyer SVP, General Counsel and Corporate Secretary